Exhibit 10.2

ADDENDUM

TO

INDEPENDENT CONTRACTOR’S AGREEMENT

Effective on September 30, 2018 (the “Effective Date”), this Addendum is attached to and forms part of the Independent Contractor’s Agreement (the “Agreement”) between Harbor Custom Homes, Inc. (formerly known as Harbor Custom Homes, LLC) (the “Company”) and Richard Schmidtke, CPA (the “Contractor”) as executed on August 21, 2018, (each a “Party,” and collectively the “Parties.”)

RECITALS

WHEREAS, the Company and Contractor are Parties to that certain Independent Contractor’s Agreement (“Agreement”) dated August 21, 2018, pursuant to which Contractor provides certain services to Company; and

WHEREAS, pursuant to Section 5 of the Agreement, the Parties have agreed upon the equity grant to be made to the Contractor.

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Equity Grant

For agreeing to serve as the Chief Financial Officer and the Secretary of the Company, Company will issue to Contractor 200,000 shares of common stock of the Company (the “Shares”).

Securities Law Representations

In connection with the issuance of the Shares, Contractor represents and warrants to Company as follows:

(a) Contractor acknowledges that the Shares will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) (“Rule 144”) and that the certificates evidencing the Shares will include this legend:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

(b) Contractor further acknowledges that the Shares cannot be sold unless registered with the United States Securities and Exchange Commission and qualified by appropriate state securities regulators, or unless Contractor obtains written consent from Company and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

1

(c) Contractor has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by Company of the size contemplated. Contractor represents that Contractor is able to bear the economic risk of the investment and at the present time can afford a complete loss of such investment. Contractor has had a full opportunity to inspect the books and records of the Company and to make any and all inquiries of Company officers and Contractors regarding the Company and its business as Contractor has deemed appropriate.

(d) Contractor is an “Accredited Investor” as defined in Regulation D of the Securities Act of 1933 (the “Act”) or Contractor, either alone or with Contractor’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Company or any affiliate or selling agent of Company, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Contractor is capable of evaluating the merits and risks of an investment in the Shares offered by Company and of making an informed investment decision with respect thereto and has the capacity to protect Contractor’s own interests in connection with Contractor’s proposed investment in the Shares.

(e) Contractor is acquiring the Shares solely for Contractor’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

(f) Contractor will not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom and fully understands and agrees that Contractor must bear the economic risk of Contractor’s purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

All terms not otherwise defined in this Addendum shall have the same respective meaning as set forth in the Agreement.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the Parties have caused this Addendum to be executed and effective on the Effective Date.

Independent Contractor

/s/ Richard Schmidtke
Richard Schmidtke, CPA

Harbor Custom Homes, Inc.

/s/ Sterling Griffin
By:	Sterling Griffin
Its:	President

3